                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Allied Capital Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                          ALLIED CAPITAL CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

The 1998 Annual Meeting of Stockholders of Allied Capital Corporation (the "Company") will be held in the State Salon at the Sheraton Carlton Hotel, 629 Sixteenth Street, NW, Washington, DC on May 14, 1998 at 9:00 a.m. for the following purposes:

   1. To elect twelve directors of the Company, four of which will serve for one year, four of which will serve for two years, and four of which will serve for three years, or until their successors are elected and qualified.

   2. To ratify the selection of Arthur Andersen LLP to serve as independent public accountants for the Company for the year ending December 31, 1998.

   3. To transact such other business as may properly come before the meeting.

The Board of Directors of the Company has fixed the close of business on March 27, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment thereof. Only recordholders of the common stock of the Company as of the close of business on that date will be entitled to vote at the annual meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of the proxies by the Company.

                                           By order of the Board of Directors

                                           /s/ Tricia Benz Daniels

                                           Tricia Benz Daniels
                                           Secretary

April 3, 1998


THIS IS AN IMPORTANT MEETING. TO ENSURE PROPER REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY ATTEND THE MEETING AND VOTE THEIR SHARES IN PERSON.

                          ALLIED CAPITAL CORPORATION
                        1666 K STREET, NW, NINTH FLOOR
                             WASHINGTON, DC 20006

                               PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Allied Capital Corporation (the "Company"), formerly known as Allied Capital Lending Corporation, for use at the Company's 1998 Annual Meeting of Stockholders (the "Meeting") to be held on May 14, 1998 at 9:00 a.m. in the State Salon at the Sheraton Carlton Hotel, 629 Sixteenth Street, NW, Washington, DC and at any adjournments thereof. This Proxy Statement, the accompanying proxy card and the Company's Annual Report to Stockholders for the year ended December 31, 1997 are first being sent to stockholders on or about April 3, 1998.

If the accompanying proxy card is properly signed and dated and is received in time for the Meeting, those shares held of record by you (e.g., those shares registered directly in your name) will be voted as specified on that proxy card. IF NO INSTRUCTIONS ARE GIVEN ON THAT PROXY CARD, THE SHARES COVERED THEREBY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS AND FOR THE OTHER MATTERS LISTED IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF STOCKHOLDERS. Stockholders of record may revoke a proxy at any time before it is exercised by so notifying the Secretary of the Company in writing at the above address, by submitting a properly executed, later-dated proxy or by voting in person at the Meeting. Any stockholder of record attending the Meeting may vote in person whether or not he or she has previously executed and returned a proxy card. If your shares are held for your account by a broker, bank or other institution or nominee ("Broker Shares"), you may vote such shares at the Meeting only if you obtain proper written authority from your institution or nominee that you present at the Meeting.

THE MERGER

The Meeting will be the first annual meeting of Allied Capital Corporation as a consolidated entity. On December 31, 1997, entities formerly known as Allied Capital Corporation ("Allied I"), Allied Capital Corporation II ("Allied II"), Allied Capital Commercial Corporation ("Allied Commercial") and Allied Capital Advisers, Inc. ("Advisers," and collectively with Allied I, Allied II and Allied Commercial, the "Acquired Companies") merged (the "Merger") with and into Allied Capital Lending Corporation ("Allied Lending," and together with the Acquired Companies, the "Allied Companies"), and Allied Lending was renamed "Allied Capital Corporation." The surviving company is an internally managed business development company. Because the Merger was completed in 1997, certain information about the Company contained in this Proxy Statement, particularly information regarding compensation paid to officers and directors of the Company, consists of information for all the Allied Companies.

VOTING SECURITIES

On March 27, 1998, there were 52,072,606 shares of the Company's common stock outstanding. The stockholders entitled to vote at the Meeting are those of record on that date (the "Record Date"). Each share of the common stock is entitled to one vote.

A majority of the shares entitled to vote at the Meeting constitutes a quorum. If a share is represented in person or by proxy for any purpose at the Meeting, it is deemed to be present for quorum purposes. Abstentions and Broker Shares that are voted on any matter at the Meeting are included in determining the presence of a quorum for the transaction of business at the commencement of the Meeting and on those matters for which the broker, nominee or fiduciary has authority to vote. In the event that a quorum is not present at the Meeting, or in the event that a quorum is present but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies for such adjournment unless marked to be voted against any proposal for which an adjournment is sought to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if sufficient votes have been received for approval.

The Company's Employee Stock Ownership Plan (the "ESOP") owns a total of 433,095 shares, representing a total of 0.8% of the Company's total shares outstanding. Participants in the ESOP may direct the voting of these shares; however, if a participant does not direct the voting, the co-trustees of the ESOP, who are executive officers of the Company, will vote the shares on behalf of the participants.

Each of the twelve nominees for election as directors who receives a majority of the affirmative votes cast at the Meeting in person or by proxy in the election of directors will be so elected. Stockholders may not cumulate their votes. Votes that are withheld, abstentions and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast, and will have no effect on the election of directors.

INFORMATION REGARDING THIS SOLICITATION

The expense of the Company's solicitation of proxies for the Meeting, including the cost of preparing, printing and mailing this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, and proxy card, will be borne by the Company. The Company has requested that brokers, nominees, fiduciaries and other persons holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by the use of the mails, proxies may be solicited in person and by telephone, facsimile transmission or telegram by directors, officers or regular employees of the Company, without special compensation therefor, or by a proxy solicitor.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of March 27, 1998, the beneficial ownership of each current director, each nominee for director, the Chief Executive Officer, the Company's executive officers, and the executive officers and directors as a group. At this time the Company is unaware of any shareholder owning 5% or more of the outstanding shares of common stock of the Company. Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table has sole voting and investment power.

             NAME OF          NUMBER OF SHARES OWNED      PERCENTAGE OF
         BENEFICIAL OWNER          BENEFICIALLY             CLASS (1)
         ----------------          ------------             -----
      William L. Walton  (9)         729,169 (2, 3)           1.4%
      Jon W. Barker                      449                    *
      Eleanor Deane                    7,329                    *
       Bierbower
      Brooks H. Browne (9)            38,883                    *
      Joseph A. Clorety III            5,707                    *
      Swep T. Davis                    4,133                    *
      John D. Firestone (9)           16,231                    *
      Robert V. Fleming II             1,940                    *
      Michael I. Gallie                7,345                    *
      Anthony T. Garcia (9)           52,507                    *
      Lawrence I. Hebert (9)          16,800                    *
      Arthur H. Keeney III               177                    *
      John I. Leahy (9)               16,318                    *

             NAME OF          NUMBER OF SHARES OWNED      PERCENTAGE OF
         BENEFICIAL OWNER          BENEFICIALLY             CLASS (1)
         ----------------          ------------             ---------
      Robert E. Long (9)              12,777                    *
      Robin B. Martin                    500 (7)                *
      Warren K. Montouri (9)         196,182                    *
      John D. Reilly                  41,006 (4)                *
      Guy T. Steuart II (9)          317,065 (5)                *
      T. Murray Toomey,               33,265 (6)                *
       Esq. (9)
      Laura W. van Roijen (9)         28,302                    *
      George C. Williams, Jr. (9)    342,978                    *
      Smith T. Wood                   14,627                    *

      EXECUTIVE OFFICERS:

      Jon A. DeLuca                  101,673 (2)                *
      John M. Scheurer               289,903 (2)                *
      Joan M. Sweeney                221,055 (2)                *
      G. Cabell Williams III         821,182 (2, 3)           1.6%
      All directors and            2,853,979 (8)              5.5%
      executive officers as
      a group
      (26 in number)

------------
* Less than 1%

(1) Based on a total of 52,072,606 shares of the Company's common stock issued and outstanding on March 27, 1998 and shares of the Company's common stock issuable upon the exercise of immediately exercisable stock options held by each individual executive officer. At this time, no options have been granted to non-officer directors.

(2) Share ownership includes  109,865,  4,677,  52,854,  53,212, and 37,234 shares which Mr. Walton, Mr. DeLuca, Mr. Scheurer, Ms. Sweeney, and Mr. Williams III, respectively, have options to purchase that are exercisable within 60 days of March 27, 1998. Share ownership also includes 459, 4,616, 18,432, 7,381, and 59,499 shares, respectively, for Mr. Walton, Mr. DeLuca, Mr. Scheurer, Ms. Sweeney and Mr. Williams III, respectively, allocated to their respective ESOP accounts through December 31, 1997.

(3) Includes 433,095 shares held by the ESOP, of which Messrs. Walton and Williams III are co-trustees. Participants in the ESOP may direct the voting of these shares; however, if a participant does not direct the voting, the co-trustees of the ESOP will vote the shares on behalf of the participants. Messrs. Walton and Williams III disclaim beneficial ownership of such shares. As of December 31, 1997, all shares held in the ESOP had been allocated to participants' accounts.

(4) Includes 3,200 shares which are held in an irrevocable trust for the benefit of Mr. Reilly's two minor children for which he is not the trustee and for which he disclaims beneficial ownership.

(5) Includes 276,576 shares held by a corporation for which Mr. Steuart serves as an executive officer.

(6) Shares are held by a trust for the benefit of Mr. Toomey and his wife.

(7) Shares are held by a trust for the benefit of Mr. Martin.

(8) Includes a total of 304,974 shares underlying stock options exercisable within 60 days of March 27, 1998, which are assumed to be outstanding for the purpose of calculating the group's percentage ownership, and 433,095 shares held by the ESOP.

(9) Director is a nominee standing for election at this Meeting.

                            ELECTION OF DIRECTORS

In connection with the Merger, the bylaws of the Company were amended to provide that, effective at the Meeting, directors of the Company will be classified into three approximately equal classes, with each class being elected initially for one, two or three-year terms, with the terms of office of only one of the three classes expiring each year. At the Meeting, Class I Directors will be elected for one-year terms, Class II Directors will be elected for two-year terms and Class III Directors will be elected for the full three-year terms. Thereafter, Class I Directors will be elected for full three-year terms commencing with the 1999 annual meeting of stockholders and Class II Directors will be elected for full three-year terms commencing with the 2000 annual meeting of stockholders. Directors serve until their successors are elected and qualified.

As of the consummation of the Merger, the Board of Directors was expanded to twenty-two directors, and the Company's bylaws permitted a maximum of twenty-five directors. Each director of the Acquired Companies was appointed to serve as a director of the surviving entity joining the directors of Allied Lending. The terms for all of the directors of the Company will expire at this Meeting.

At the March 3, 1998 meeting of the Board of Directors, the directors voted to amend the Company's bylaws to set the maximum number of directors at fifteen and to decrease the size of the board to twelve directors effective at this Meeting. The Board of Directors believes that this smaller size is more appropriate to effectively manage the Company. No director's existing term was reduced as a result of the board action.

For Class I Directors, Messrs. Firestone, Garcia, and Hebert, and Ms. van Roijen have been nominated for election for a one-year term expiring in 1999. For Class II Directors, Messrs. Leahy, Montouri, Steuart, and Toomey have been nominated for election for a two-year term expiring in 2000. For Class III Directors, Messrs. Walton, Williams, Browne and Long have been nominated for election for a three-year term expiring in 2001. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

A stockholder using the enclosed proxy card can vote for or withhold his or her vote from any or all of the nominees. IF THE PROXY CARD IS PROPERLY EXECUTED BUT UNMARKED, IT IS THE INTENTION OF THE PERSONS NAMED AS PROXIES TO VOTE SUCH PROXY FOR THE ELECTION OF ALL THE NOMINEES NAMED BELOW. IN THE EVENT THAT ANY OF THE NOMINEES SHOULD DECLINE OR BE UNABLE TO SERVE AS A DIRECTOR, IT IS INTENDED THAT THE ENCLOSED PROXY WILL BE VOTED FOR THE ELECTION OF SUCH PERSON OR PERSONS AS ARE NOMINATED AS REPLACEMENTS. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

INFORMATION ABOUT THE NOMINEES

Certain information, as of March 27, 1998, with respect to each of the twelve nominees for election at the Meeting is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each, and the year in which each became a director of any of the Allied Companies. Certain of the nominees currently serve as directors of the Company's subsidiaries, including Allied Investment Corporation, Allied Capital Financial Corporation, and Allied Capital SBLC Corporation. Subsequent to the election at the Meeting, the Company intends to elect directors of its subsidiaries. The board of directors of each subsidiary will be composed of some or all of the Company's directors. The business address of each nominee listed below is 1666 K Street, NW, 9th Floor, Washington, DC 20006.

                        NOMINEES FOR CLASS I DIRECTORS

JOHN D. FIRESTONE

Age 54. Partner of Secor Group since 1978; Director of Business Mortgage Investors, Inc. (an affiliate of the Company) and Security Storage Company of Washington, D.C.; Senior Advisor to Gilbert Capital, Inc.; Chairman, Secor Investments, Inc. from 1980 to 1993; and Director, Palmer National Bank from 1988 to 1994. He has served as a director of an Allied Company since 1993.

ANTHONY T. GARCIA

Age 41. General Manager of Breen Capital Group (investor in tax liens) since 1997; Senior Vice President of Lehman Brothers Inc. from 1985 to 1996. He has served as a director of an Allied Company since 1991.

LAWRENCE I. HEBERT

Age 51. Director and President of Perpetual Corporation (a holding and management company) since 1981; Vice Chairman (since 1983) and President (since 1984) of Allbritton Communications Company; President of Westfield News Advertiser, Inc. since 1988; Vice Chairman (from 1990 to 1993) and Director of Riggs National Corporation (since 1988); Vice President of University Bancshares, Inc. from 1975 to 1997; Director of Riggs Bank Europe, Ltd., formerly Riggs AP Bank, Ltd. since 1986, and Riggs Investment Management Corporation (RIMCO) since 1990. Trustee of the Allbritton Foundation. He has served as a director of an Allied Company since 1989.

LAURA W. VAN ROIJEN

Age 45. Private real estate investor since 1992. Chairman of CWV & Associates (RTC qualified contracting firm) from 1991 to 1994; Director and Treasurer of Black Possum Inc. (retail concern) from 1994 to 1996; President of Volta Place, Inc. (real estate advisory firm) from 1991 to 1994; Vice President (from 1986 to 1991) and Market Director (from 1989 to 1991) of Citicorp Real Estate, Inc. She has served as a director of an Allied Company since 1992.

                       NOMINEES FOR CLASS II DIRECTORS

JOHN I. LEAHY

Age 67. President of Management and Marketing Associates (a management consulting firm) since 1986; President and Group Executive Officer, Western Hemisphere of Black & Decker Corporation; Director of Kar Kraft Systems, Inc., Cavanaugh Capital, Inc., Acorn Products, Inc., The Wills Group, Thulman-Eastern Company and Gallagher Fluid Seals, Inc. He has served as a director of an Allied Company since 1994.

WARREN K. MONTOURI

Age 68. Partner, Montouri & Roberson, Investment Real Estate since 1980; Director of C&S/Sovran Bank from 1970 to 1990; Director of Sovran Financial Corporation from 1989 to 1990; Director of NationsBank, N.A. from 1990 to 1996; Director of Franklin National Bank since 1996; Trustee of Suburban Hospital from 1991 to 1994; Trustee of Audubon Naturalist Society from 1979 to 1985. He has served as a director of an Allied Company since 1986.

GUY T. STEUART II

Age 66. Director and President of Steuart Investment Company (manages, operates, and leases real and personal property and holds stock in operating subsidiaries engaged in various businesses) since 1960; Trustee Emeritus of Washington and Lee University. He has served as a director of an Allied Company since 1984.

T. MURRAY TOOMEY, ESQ.

Age 74. Attorney at law since 1949; Director of The National Capital Bank of Washington, Federal Center Plaza Corporation, and The Donohoe Companies, Inc.; Trustee of The Catholic University of America. He has served as a director of an Allied Company since 1959.

                       NOMINEES FOR CLASS III DIRECTORS

WILLIAM L. WALTON *

Age 48. Chairman, Chief Executive Officer and President of the Company since 1997; President of Allied II from 1996 to 1997; Chairman of Business Mortgage Investors, Inc. (an affiliate of the Company); Chief Executive Officer of Success Lab, Inc. (children's educational services) from 1993 to 1996; Chief Executive Officer of Language Odyssey (educational publishing and services) from 1992 to 1996; Managing Director of Butler Capital Corporation from 1987 to 1991. He has served as a director of an Allied Company since 1986.

GEORGE C. WILLIAMS, JR. *

Age 71. Chairman Emeritus of the Company; Officer of the Allied Companies from the later of 1959 or the inception of the relevant entity; President or Chairman and Chief Executive Officer of the Allied Companies from the later of 1964 or each entities' inception until 1991. Director of Business Mortgage Investors, Inc. (an affiliate of the Company). He has served as a director of the Allied Companies since the later of 1964 or each entity's inception. Mr. Williams is the father of G. Cabell Williams III, an executive officer of the Company.

BROOKS H. BROWNE

Age 48. President of Environmental Enterprises Assistance Fund since 1993; President, Executive Vice President or Senior Vice President of Advisers from 1984 to 1993; Director of SEAF, International Fund for Renewable Energy and Energy Efficiency, Corporation Financiera Ambiental (Panama), Empresas Ambientales de Centro America (Costa Rica) and Yayasan Bina Usaha Lingkungan (Indonesia) (environmental non-profit or investment funds). He has served as a director of an Allied Company since 1990.

ROBERT E. LONG

Age 66. Managing Director of Goodwyn & Long Investment Management, Inc.; President and Chief Executive Officer of Business News Network, Inc. since 1995; Chairman and Chief Executive Officer of Southern Starr Broadcasting Group, Inc. from 1991 to 1995; Director and President of Potomac Asset Management, Inc. from 1983 to 1991; Director of Ambase Inc., AHL Shipping Company, Inc., CSC Scientific, Inc., and Global Travel, Inc. He has served as a director of an Allied Company since 1972.

------------

* Messrs. Walton and Williams are interested persons of the Company, as defined in the Investment Company Act of 1940, as amended, due to their positions as officers of the Company.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors of the Company has established an Executive Committee, an Audit Committee, a Nominating Committee and a Compensation Committee.
Each of the other Allied Companies maintained similar committees (as appropriate) prior to the consummation of the Merger. During 1997, the Board of Directors of the Company held six board meetings and nine committee meetings. The boards of directors of the Acquired Companies held a similar number of board meetings and committee meetings. Directors of all of the Allied Companies attended at least 75% of the aggregate number of meetings of the respective boards and of the respective committees on which they served.

The Executive Committee of the Company has and may exercise those rights, powers and authority of the Board of Directors as may from time to time be granted to it by the Board of Directors, except where action by the Board is required by statute, an order of the Securities and Exchange Commission (the "Commission") or the Company's Charter or bylaws. Following the Meeting, it is anticipated that the Executive Committee of the Company will consist of Messrs. Walton, Leahy, Long, Montouri, and Williams. The Executive Committee met twice during 1997.

The Audit Committee of the Company recommends the selection of independent public accountants for the Company, reviews with such independent public accountants the planning, scope and results of their audit of the Company's financial statements and the fees for services performed, reviews with the independent public accountants the adequacy of internal control systems, reviews the annual financial statements of the Company and receives audit reports and financial statements of the Company. Following the Meeting, it is anticipated that the Audit Committee of the Company will consist of Messrs. Browne, Leahy and Steuart. The Audit Committee met four times during 1997.

The Compensation Committee of the Company determines the compensation for the executive officers of the Company and the amount of salary and bonus to be included in the compensation package for each of the Company's officers and employees. In addition, the Compensation Committee approves stock option grants for officers of the Company under the Company's Stock Option Plan. Following the Meeting, it is anticipated that the Compensation Committee of the Company will consist of Messrs. Browne, Long, Firestone, and Garcia. The Compensation Committee met three times during 1997, including one joint committee meeting with the Compensation Committees of the Acquired Companies.

The Nominating Committee of the Company recommends candidates for election as directors to the Board of Directors. Following the Meeting, it is anticipated that the Nominating Committee of the Company will consist of Messrs. Walton, Hebert, Toomey and Steuart, and Ms. van Roijen. The Nominating Committee did not meet in 1997 since it was formed late in 1997. The Nominating Committee met on March 3, 1998.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Under Commission rules applicable to business development companies, the Company is required to set forth certain information regarding the compensation of certain of its executive officers and directors. Prior to the Merger, the Company had no employees and did not pay any cash compensation to any of its officers (other than directors' fees to those of its officers who also were directors). All of the Company's officers and employees were employed by Advisers, which paid all of their cash compensation. The information regarding compensation of the executive officers of the Company includes the compensation paid by Advisers and the other Allied Companies.

Prior to the Merger, each of the Allied Companies maintained a stock option plan (the "Old Plans"). In connection the Merger, the Old Plans were terminated, and the Company adopted a new stock option plan (the "New Plan") effective January 1, 1998. See "Stock Options Awards." Therefore, the information regarding stock option awards to directors and executive officers during 1997 represents awards made under all the Old Plans.

The following table sets forth compensation paid by the Allied Companies in all capacities during the year ended December 31, 1997, to all the directors and the four highest paid executive officers of the Company (collectively, the "Compensated Persons").

                                                          COMPENSATION TABLE

                                                                          PENSION OR
                                                                          RETIREMENT
                                                                        BENEFITS ACCRUED
                                                                          AS PART OF           DIRECTORS FEES
NAME AND POSITION                         AGGREGATE COMPENSATION            COMPANY           PAID BY ALL OF THE
WITH THE COMPANY                         FROM AN ALLIED COMPANY (1,2)      EXPENSES         ALLIED COMPANIES (6)
----------------                         ----------------------------      --------         --------------------
William L. Walton, Chairman                     $765,737  (3)                  0                     $57,000
and Chief Executive Officer (5)

John M. Scheurer,                               $490,117  (3)                  0                      18,000
Managing Director

Joan M. Sweeney,                                $453,757  (3)                  0                       9,000
Managing Director

                                                                          PENSION OR
                                                                          RETIREMENT
                                                                        BENEFITS ACCRUED
                                                                          AS PART OF           DIRECTORS FEES
NAME AND POSITION                         AGGREGATE COMPENSATION            COMPANY           PAID BY ALL OF THE
WITH THE COMPANY                         FROM AN ALLIED COMPANY (1,2)      EXPENSES         ALLIED COMPANIES (6)
----------------                         ----------------------------      --------         --------------------
G. Cabell Williams III,                         $419,864  (3)                 $0                     $13,000
Managing Director

Jon W. Barker, Director                            8,000                       0                       8,000

Eleanor Deane Bierbower, Director                  9,000                       0                       9,000

Brooks H. Browne, Director (5)                    16,000                       0                      16,000

Joseph A. Clorety III, Director                   14,500                       0                      14,500

Swep T. Davis, Director                           30,250  (4)                  0                      10,000

John D. Firestone, Director (5)                   12,000                       0                      12,000

Robert V. Fleming II, Director                    12,500                       0                      12,500

Michael I. Gallie, Director                       16,500                       0                      16,500

Anthony T. Garcia, Director (5)                   28,500                       0                      28,500

Lawrence I. Hebert, Director (5)                  16,500                       0                      16,500

Arthur H. Keeney III, Director                     7,000                       0                       7,000

John I. Leahy, Director (5)                        8,500                       0                       8,500

Robert E. Long, Director (5)                      18,000                       0                      18,000

Robin B. Martin, Director                         10,500                       0                      10,500

Warren K. Montouri, Director (5)                  11,500                       0                      11,500

John D. Reilly, Director                          35,000                       0                      35,000

Guy T. Steuart II, Director (5)                   18,000                       0                      18,000

T. Murray Toomey, Director (5)                    14,000                       0                      14,000

Laura W. van Roijen, Director (5)                 19,000                       0                      19,000

George C. Williams, Jr.                          217,325  (3,4)                0                      52,000
Director, Chairman Emeritus (5)

Smith T. Wood, Director                           15,500                       0                      15,500

(1) All options issued under the Old Plans that were unexercised as of December 30, 1997 were canceled in connection with the Merger. See "Option Grants During 1997" table below.

(2) Includes amounts paid by all the Allied Companies, including directors' fees.

(3) For Mr. Walton, Mr. Scheurer, Ms. Sweeney and Mr. Williams III, amount includes: (i) salaries for 1997 in the amounts of $277,051, $215,588, $177,864, and $198,919, respectively; (ii) bonuses for 1997 in the amounts of $400,000, $235,000, $250,000, and $190,000, respectively; (iii)
    directors' fees in the amounts of $57,000, $18,000, $9,000 and $13,000, respectively; and (iv) a cash contribution in the amounts of $13,269, $21,529, $16,893, and $17,946, respectively, to the account of each under the Company's ESOP during 1997. In addition, Mr. Walton received $18,418 in consulting fees prior to his appointment as Chairman in February 1997. There were no perquisites paid by the Company in excess of the lesser of $50,000 or 10% of the Compensated Person's total salary and bonus for the year. No portion of the Formula Award has been included herein for any Compensated Person; the Formula Award, which totaled approximately $19 million in the aggregate, will be paid to all recipients in three equal installments on December 31, 1998, 1999, and 2000, and will be expensed for financial reporting purposes similarly. In addition, no portion of the Cut-Off Award has been included herein; the Cut-Off Award, which totaled $2.9 million in the aggregate, will be paid to individuals on the respective vesting date of any options under the Old Plans which were canceled in connection with the Merger. See "Cut-Off Award and Formula Award." No portion of the Formula Award or Cut-Off Award was expensed in 1997; each will be expensed in future years.

(4) Consists of directors' fees and consulting fees paid by the relevant Allied Company.

(5) Director is a nominee standing for election at the Meeting.

(6) Consists only directors' fees paid by the Allied Companies during 1997. Such fees are also included in the column titled "Aggregate Compensation from an Allied Company."

COMPENSATION OF DIRECTORS

During 1997, each director received a fee of $1,000 for each meeting of the Board of Directors of the Allied Company or Allied Companies for which he or she served as a director in 1997 or any separate committee meeting attended and $500 for each committee meeting attended on the same day as a Board meeting. In addition, the directors of Allied Commercial each received an annual retainer of $12,000; the Company does not currently pay any such retainer. Because the Old Plans were canceled in connection with the Merger, any unexercised or unvested stock options previously granted to directors were canceled at the end of 1997. Directors are eligible for stock option awards under the New Plan provided that the Commission grants exemptive relief to permit such awards. No grants have been made to directors under the New Plan. See "Stock Option Plan."

STOCK OPTION AWARDS

The following table sets forth the details relating to option grants in 1997 to Compensated Persons of all the Allied Companies under the Old Plans, and the potential realizable value of each grant, as prescribed to be calculated by the Commission. As discussed below under "Formula Award and Cut-Off Award," upon the consummation of the Merger, each Old Plan was terminated, and all unexercised or unvested stock options under the Old Plans were canceled. After the consummation of the Merger, the Company adopted the New Plan for directors and officers. See "Stock Option Plan."

                                                               OPTION GRANTS DURING 1997


                                                                                       POTENTIAL REALIZABLE
                          NUMBER OF      PERCENT OF                                VALUE AT ASSUMED ANNUAL RATES
                         SECURITIES         TOTAL                                    OF STOCK APPRECIATION OVER          1997
                         UNDERLYING       OPTIONS        EXERCISE                         10-YEAR TERM (2)             OPTIONS
                          OPTIONS          GRANTED      PRICE PER      EXPIRATION         ----------------            CANCELLED
          NAME           GRANTED (1)       IN 1997        SHARE           DATE          5%               10%        UPON MERGER (1)
          ----           -----------       -------        -----           ----          --               ---        ---------------
William L. Walton        150,000 (3)        49.1%            $15.33       5/2/07       $1,445,672       $3,663,615        112,500
                         100,000 (4)        28.9%             18.25       5/2/07        1,147,733        2,908,580         75,000
                         125,000 (5)        40.3%             23.13      5/12/07        1,817,899        4,606,912         93,750
                         200,000 (6)        93.8%              4.65       5/2/07          536,005        1,404,368        150,000
                         100,000 (7)         100%             15.13       5/9/07          951,203        2,410,535         75,000

                                                                                  POTENTIAL REALIZABLE VALUE AT
                           NUMBER OF      PERCENT OF                                   ASSUMED ANNUAL RATES
                          SECURITIES         TOTAL                                  OF STOCK APPRECIATION OVER            1997
                          UNDERLYING       OPTIONS      EXERCISE                          10-YEAR TERM (2)              OPTIONS
                           OPTIONS          GRANTED    PRICE PER       EXPIRATION         ----------------             CANCELLED
          NAME            GRANTED (1)       IN 1997      SHARE            DATE          5%               10%         UPON MERGER (1)
          ----            -----------       -------      -----            ----          --               ---         ---------------
John M. Scheurer          24,996 (5)         8.1%           $23.75       6/24/07         $373,346         $946,133          19,996

Joan M. Sweeney           15,468 (3)         5.1%           $15.88       5/21/07         $154,428         $391,351           9,169
                          22,111 (4)         6.4%            21.00       5/21/07          292,015          740,024          17,350
                           8,332 (5)         2.7%            23.75       6/24/07          124,449          315,378           7,507

G. Cabell Williams III    25,680 (4)         7.4%           $21.00       5/21/07         $339,150         $859,473          21,496
                           4,166 (5)         1.3%            23.75       6/24/07           62,224          157,689           4,166

George C. Williams, Jr.   30,000 (3)         9.8%           $15.88       5/21/07         $299,511         $759,020          22,500
                          30,000 (4)         8.7%            21.00       5/21/07          396,204        1,004,058          22,500

Swep T. Davis             13,333 (6)         6.2%           $ 5.33       3/19/07          $44,650         $113,153              --

------------

(1) All unvested and unexercised options under the Old Plans were canceled in connection with the Merger, including those granted in 1997.

(2) Potential realizable value is calculated on 1997 options granted, and is net of the option exercise price but before any tax liabilities that may be incurred. These amounts represent certain assumed rates of appreciation, as mandated by the Commission. Actual gains, if any, or stock option exercises are dependent on the future performance of the shares, overall market conditions, and the continued employment by the Company of the option holder. The potential realizable value will not necessarily be realized.

(3) Options granted under Allied I's Old Plan.

(4) Options granted under Allied II's Old Plan.

(5) Options granted under Allied Commercial's Old Plan.

(6) Options granted under Advisers' Old Plan.

(7) Options granted under Allied Lending's Old Plan.

CUT-OFF AWARD AND FORMULA AWARD

Prior to the Merger, each of the five Allied Companies had a stock option plan (the Old Plans, as defined above), and options under the Old Plans had been granted to various employees of Advisers, who were also officers of the Allied Companies. In preparation for the Merger, the Compensation Committee of Advisers, in conjunction with the Compensation Committees of the other Allied Companies, determined that the five Old Plans should be terminated upon the Merger, so that the new merged Company would be able to develop a new plan that would incent all officers and directors with a single equity security. The existence of the Old Plans had resulted in certain inequities in option grants among the various officers of the Allied Companies simply because of the differences in the underlying equity securities.

To balance stock option awards among Advisers' employees, and to account for the deviations caused by the existence of five plans supported by five different publicly traded stocks, Advisers developed two special awards to be granted in lieu of options under the Old Plans that would be forgone upon the Merger and the cancellation of the Old Plans.

Cut-Off Award. The first award established a cut-off dollar amount as of the date of the announcement of the Merger (August 14, 1997) that would be computed for all outstanding, but unvested options that would be canceled as of the date of the Merger (the "Cut-Off Award"). The Cut-Off Award was designed to cap the appreciated value in unvested options at the Merger announcement date in order to set the foundation to balance option awards upon the Merger. The Cut-Off Award, in the aggregate, was computed to be $2.9 million, and is equal to the difference between the market price of the shares of stock underlying the canceled options under the Old Plans at August 14, 1997, less the exercise prices of the options. The Cut-Off Award will be payable for each canceled option as the canceled options would have vested and will vest automatically in the event of a change of control. The Cut-Off Award will only be payable if the award recipient is employed by the Company on the future vesting date. The following table indicates the Cut-Off Award for each Compensated Person, and the related vesting schedule.

      CUT-OFF AWARD RECIPIENT                 1998            1999           2000         2001          2002     THEREAFTER
      -----------------------                 ----            ----           ----         ----          ----     ----------
      William L. Walton                   $170,157        $170,157       $170,157   $        0    $        0   $          0
      John M. Scheurer                      29,248          29,248         29,248       29,248        27,998        142,770
      Joan M. Sweeney                       38,964          37,678         36,602        2,026             0              0
      G. Cabell Williams III                88,257          46,803         39,678       21,152        18,916              0
      George C. Williams, Jr.               32,685           4,687         52,373            0             0              0

Formula Award. The second award (the "Formula Award") was designed to compensate officers from the point when their unvested options would cease to appreciate in value pursuant to the Cut-Off Award (i.e. August 14, 1997) up until the time in which they would be able to receive option awards in the Company after the Merger became effective. In the aggregate, the Formula Award equaled six percent (6%) of the difference between the combined aggregate market capitalizations of the Allied Companies as of the close of the market on December 30, 1997, and the combined aggregate market capitalizations of the Allied Companies on August 14, 1997. In total, the combined aggregate market capitalization of the Allied Companies increased by $319 million from August 14, 1997 to December 30, 1997, and the aggregate Formula Award was approximately $19 million.

Advisers' Compensation Committee designed the Formula Award as a long-term incentive compensation program to be a replacement for canceled stock options and to balance share ownership among key officers for past and prospective service. The terms of the Formula Award require that the award be contributed to the Company's deferred compensation plan, and used to purchase shares of the Company in the open market. See "Deferred Compensation Plan."

The Formula Award vests and accrues equally over a three-year period, on the anniversary of the Merger date (December 31, 1997), and vests automatically in the event of a change of control of the Company. If an officer terminates employment with the Company prior to the vesting of any part of the Formula Award, that amount will be forfeited to the Company. Assuming all officers meet the vesting requirement, the Company will accrue the Formula Award over the three-year period in equal amounts of approximately $6.4 million. The following table indicates the Formula Award for each Compensated Person, and the related vesting schedule.

              FORMULA AWARD RECIPIENT               1998                    1999                   2000
              -----------------------               ----                    ----                   ----
              William L. Walton               $1,472,451              $1,472,451             $1,472,451
              John M. Scheurer                   400,228                 400,228                400,228
              Joan M. Sweeney                    862,761                 862,761                862,761
              G. Cabell Williams III             400,664                 400,664                400,664
              George C. Williams, Jr.            601,068                 601,068                601,068

STOCK OPTION PLAN

The Company (with the approval of its stockholders and independent directors) established the Company's Stock Option Plan (the "New Plan"), which is intended to encourage stock ownership in the Company by officers, thus giving them a proprietary interest in the Company's performance. The New Plan was approved by stockholders at the Special Meeting of Stockholders of Allied Lending held on November 26, 1997. The committee's principal objective in awarding stock options to the Chief Executive Officer and other eligible officers of the Company is to align each officer's interests with the success of the Company and the financial interests of its stockholders by linking a portion of such executive's compensation with the performance of the Company's stock and the value delivered to stockholders. Stock options are granted under the New Plan at a price not less than the prevailing market value and will have value only if the Company's stock price increases. The committee determines the amount and features of the stock options, if any, to be awarded to the Company's officers. Historically, when granting stock options, the committee evaluated a number of criteria, including the recipient's current stock holdings, years of service, position with the Company, and other factors; the committee has not applied a formula assigning specific weights to any of these factors when making its determination. Executive officers have been granted options under the New Plan, which generally vest over a five-year period. See "Security Ownership of Management and Certain Beneficial Owners" for the currently exercisable options.

The New Plan is designed to satisfy the conditions of Section 422 of the Code so that options granted thereunder may qualify as "incentive stock options." To qualify as "incentive stock options," options may not become exercisable for the first time in any year to the extent that the number of incentive options first exercisable in that year multiplied by the exercise price exceeds $100,000.

EMPLOYEE STOCK OWNERSHIP PLAN

In connection with the Merger, the Company adopted an amended and restated Employee Stock Ownership Plan, or ESOP. All eligible employees (i.e., employees with one (1) year of service who are at least 21 years of age) of the Company are eligible participants in the ESOP. Pursuant to this qualified plan, during 1997 the Company contributed 5% of each eligible participant's total cash compensation for the year (up to a $30,000 limit per person) to a plan account on the participant's behalf, which fully vests over a two-year period. The ESOP has used substantially all of these cash contributions to purchase shares of the Company, thus aligning every employee's interest with those of the Company and its stockholders. The ESOP currently holds 0.8% of the outstanding shares of the Company, and at December 31, 1997 all of these shares had been allocated to participants' plan accounts. See "Voting Securities."

DEFERRED COMPENSATION PLAN

Pursuant to the Merger, the Company succeeded to the deferred compensation plan of Advisers (the "Deferred Compensation Plan"), and subsequently adopted such plan as amended and restated. The Deferred Compensation Plan is intended to be a funded plan for the purpose of providing deferred compensation to the Company's employees and consultants. Any employee or consultant of the Company are eligible to participate in the plan at such time and for such period as designated by the Board of Directors. The Deferred Compensation Plan is administered through a trust, and the Company funds this plan through cash and open market purchases of the Company's common stock. See "--Formula Award."

CERTAIN TRANSACTIONS

Indebtedness of Management. The following table sets forth certain information regarding indebtedness to the Company in excess of $60,000 of any person serving as a director or executive officer of the Company and of any nominee for election as a director at any time since January 1, 1997. All of such indebtedness results from loans made by the Company to enable officers to exercise stock options. The interest rates charged generally reflect the applicable federal rate on the date of the loan.


                                                                      HIGHEST AMOUNT                             AMOUNT OUTSTANDING
                                    POSITION WITH                       OUTSTANDING             RANGE OF                 AT
NAME                                THE COMPANY                         DURING 1997          INTEREST RATES        MARCH 27, 1998
----                                -----------                         -----------          --------------        --------------
William L. Walton                   Chairman and Chief Executive        $2,414,218               6.24%               $2,414,218
                                    Officer
Jon A. DeLuca                       Principal and Chief                 $1,198,822           5.56% - 6.36%           $1,198,822
                                    Financial Officer
John M. Scheurer                    Managing Director                   $2,389,417           5.25% - 7.45%           $2,389,417

Joan M. Sweeney                     Managing Director                   $1,832,719           5.79% - 6.63%           $1,832,719

                                                                      HIGHEST AMOUNT                             AMOUNT OUTSTANDING
                                    POSITION WITH                       OUTSTANDING             RANGE OF                 AT
NAME                                THE COMPANY                         DURING 1997          INTEREST RATES        MARCH 27, 1998
----                                -----------                         -----------          --------------        --------------
G. Cabell Williams III              Managing Director                   $3,322,977           4.92% - 6.24%           $3,322,977

George C. Williams, Jr.             Director and                        $1,850,446           5.89% - 6.24%           $1,850,446
                                    Chairman Emeritus

Investment Advisory Agreements. As of December 31, 1997, the Company is internally managed and pays no investment advisory fees to an outside investment adviser. Prior to the Merger, however, each of the Company, Allied I, Allied II and Allied Commercial was managed by Advisers and each was a party to a respective investment advisory agreement with Advisers. Pursuant to the investment advisory agreement for the Company, Allied I, Allied II, and Allied Commercial, Advisers was entitled to be paid, on a quarterly basis, a fee equal to approximately 0.625% (2.5% per annum) of the quarter-end value of each the relevant Allied Company's respective invested assets, less interim and investments, cash and cash equivalents and 0.125% (0.5% per annum) of the quarter-end value of interim investments, cash and cash equivalents. With respect to Allied Commercial, Advisers adjusted its fee schedule to provide a range of fees charged on new loans originated by Allied Commercial. The range of fees for loans originated in 1997 was from 0.5% to 3%; Advisers maintained a quarterly cap on the advisory fees charged to Allied Commercial, which equated to 2.5% per annum. With the consummation of the Merger, all external advisory fees have been eliminated. During 1997, Allied I accrued $3.1 million, Allied II accrued $2.2 million, Allied Commercial accrued $7.2 million, and Allied Lending accrued $1.7 million in advisory fees payable to Advisers.

Messrs. Walton and Williams, who are director nominees at the Meeting, were and continue to be "interested persons," as defined in the Investment Company Act of 1940, as amended, of the Company, as are the executive officers of the Company named herein. All of the executive officers of the Company were also executive officers of Advisers prior to the Merger.

COMPLIANCE WITH REPORTING REQUIREMENTS OF SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company's directors and executive officers, and any persons holding 10% or more of its common stock are required to report their beneficial ownership and any changes therein to the Commission, the National Association of Securities Dealers, Inc. and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based on the Company's review of Forms 3, 4 and 5 filed by such persons, the Company believes that during 1997 all Section 16(a) filing requirements applicable to such persons were met in a timely manner except for Messrs. Leahy, Reilly, and Wood, and Ms. van Roijen, who inadvertently excluded their dividend reinvestment plan shares on their initial Form 3 following the Merger. A de minimis number of shares held in the dividend reinvestment plan accounts of each of the above named individuals were subsequently reported on an amended Form 3.

         RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The disinterested members of the Board of Directors have selected Arthur Andersen LLP as independent public accountants for the Company for the year ending December 31, 1998. This selection is subject to ratification or rejection by the stockholders of the Company. If the stockholders ratify the selection of Arthur Andersen LLP as the Company's accountants, Arthur Andersen also will be the independent public accountants for all subsidiaries of the Company.

Prior to the year ended December 31, 1997, the Company's financial statements were audited by Matthews, Carter and Boyce, P.C. On December 12, 1997, Matthews, Carter and Boyce, P.C. resigned, effective upon the consummation of the Merger, and Arthur Andersen LLP was engaged and continues as the independent accountants of the Company. The decision to change accountants was recommended by the Audit Committee and was approved by the Board of Directors of the Company.

For the year ended December 31, 1996 and up to the date of resignation of Matthews, Carter and Boyce, P.C., there were no disagreements with Matthews, Carter and Boyce, P.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Matthews, Carter and Boyce, P.C., would have caused it to make reference to the subject matter of the disagreement in connection with its report. The independent accountants' report on the 1996 financial statements did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

Arthur Andersen LLP has advised the Company that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its subsidiaries. It is not expected that a representative of Arthur Andersen LLP will be present, or available to answer questions, at the Meeting, but a representative would have an opportunity to make a statement if he or she chose to attend.

The expense recorded during the fiscal year ended December 31, 1997 for the professional services provided to the Company by Arthur Andersen LLP consisted of fees for audit services (which included examination of the financial statements of the Company and review of the filings by the Company of reports and registration statements) and for non-audit services. The non-audit services, which were arranged for by management without prior consideration by the Board of Directors, consisted of non-audit related consultation and the preparation of tax returns for the Company. Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted for ratification of the appointment of Arthur Andersen LLP as the independent public accountants of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY.

                                OTHER BUSINESS

The Board of Directors knows of no other business to be presented for action at the Meeting. If any matters do come before the Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Meeting. The submission of a proposal does not guarantee its inclusion in the Company's proxy statement or presentation at the Meeting unless certain securities law requirements are met.

                     1999 ANNUAL MEETING OF STOCKHOLDERS

The Company expects that the 1999 Annual Meeting of Stockholders will be held in May 1998, but the exact date, time, and location of such meeting have yet to be determined. A stockholder who intends to present a proposal at that annual meeting must submit the proposal in writing to the Company at its address in Washington, DC no later than December 4, 1998 in order for the proposal to be considered for inclusion in the Company's proxy statement for that meeting. The submission of a proposal does not guarantee its inclusion in the Company's proxy statement or presentation at the meeting.

                           ALLIED CAPITAL CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints WILLIAM L. WALTON, GEORGE C. WILLIAMS, JR. and TRICIA BENZ DANIELS, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held in the State Salon of the Sheraton Carlton Hotel, 629 Sixteenth Street, NW, Washington, DC on May 14, 1998 at 9:00 A.M. and at all adjournments thereof, as indicated on this proxy.

1.       FOR WITHHOLD AUTHORITY

         The election of the following twelve persons (except as marked to the contrary) as directors for Allied Capital Corporation, four of which will serve as Class I Directors and will serve until 1999, four of which will serve as Class II Directors and will serve until 2000, and four of which will serve as Class III Directors and will serve until 2001, or until their successors are elected and qualified.

         Class I Directors             Class II Directors                Class III Directors
         -----------------             ------------------                -------------------
         John D. Firestone             John I. Leahy                     William L. Walton
         Anthony T. Garcia             Warren K. Montouri                George C. Williams, Jr.
         Lawrence I. Hebert            Guy T. Steuart II                 Brooks H. Browne
         Laura W. van Roijen           T. Murray Toomey, Esq.            Robert E. Long

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, STRIKE A LINE THROUGH HIS OR HER NAME ON THE LIST ABOVE.

2.      FOR               AGAINST                   ABSTAIN

        The ratification of the selection of Arthur Andersen LLP as independent public accountants for Allied Capital Corporation for the year ending December 31, 1998.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES AND FOR THE PROPOSAL LISTED. If any other business is presented at the meeting, this proxy will be voted by the proxies in their best judgment, including a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Please mark, sign and return this proxy in the enclosed envelope. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and a Proxy Statement.

                             Dated
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                       Signature
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                       Signature
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                                    Please sign your name(s) exactly as shown
                                    hereon and date your proxy in the blank
                                    provided. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner.